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                                                                     EXHIBIT (M)

                               LINDNER INVESTMENTS
                                DISTRIBUTION PLAN

         This Plan constitutes the Distribution Plan (the "Plan") of LINDNER INVESTMENTS (the "Trust"), a Massachusetts business trust, with respect to the class of its shares presently designated as Investor Shares ("Shares") of those series (the "Funds") of the Trust (the "Trust") listed on Annex A hereto, as such exhibit may be amended from time to time hereafter to add additional Funds or eliminate a Fund or Funds. This Plan was adopted by the Board of Trustees of the Trust on March 12, 2001.

         1. This Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 ("Act"), to allow the Trust to make payments as contemplated herein, in conjunction with the distribution of Shares and providing shareholder services for holders of Shares.

         2. This Plan is designed to finance activities of the Trust and any registered broker-dealer who shall hereafter become a distributor of the Shares (the "Distributor") with respect to those activities an services that are principally intended to result in the sale of Shares, which include: (a) providing incentives to other broker-dealers ("Brokers") and sales agents or representatives of the Distributor or any such Broker to sell Shares, (b) providing administrative support services to the Funds and their shareholders;
(c) compensating other participating financial institutions and other persons ("Administrators") for providing administrative support services to the Funds and their shareholders; (d) paying for costs incurred in conjunction with advertising and marketing of Shares, including the expenses of preparing, printing and distributing prospectuses and sales literature to prospective shareholders, Brokers or Administrators; and (d) other costs incurred in the implementation and operation of the Plan. As compensation for services provided pursuant to this Plan, the Distributor will be paid fees out of the net asset value of the Funds with respect to the Shares as set forth on Exhibit A hereto.

         3. Any payment to the Distributor in accordance with this Plan will be made pursuant to a Distribution Agreement to be entered into by the Trust and the Distributor substantially in the form of Annex B hereto. Any payments made by the Distributor to Brokers or Administrators with monies received as compensation under this Plan will be made pursuant to agreements entered into by the Distributor and each such Broker or Administrator.

         4. The Distributor has the right (i) to select, in its sole discretion, the Brokers and Administrators to participate in the Plan and (ii) to terminate without cause and in its sole discretion any agreement entered into by the Distributor and a Broker or Administrator.

         5. Quarterly in each year that this Plan remains in effect, the Distributor shall prepare and furnish to the Board of Trustees of the Trust, and the Board of Trustees shall review, a written


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report of the amounts expended under the Plan and the purpose for which such expenditures were made.

         6. This Plan shall become effective with respect to each Fund as of the dates indicated in the exhibit hereto, provided that, as of that date, the Plan shall have been approved with respect to that Fund by majority votes of (a) the Trust's Board of Trustees, including the Trustees who are not "interested persons" of the Trust, as defined in the Act ("Disinterested Trustees") of the Trust, cast in person at a meeting called for the purpose of voting on the Plan; and (b) any outstanding voting securities as defined in Section 2(a)(42) of the Act.

         7. This Plan shall remain in effect with respect to each Fund for a period of one year from the effective date of shareholder approval, and may be continued thereafter if this Plan is approved with respect to each Fund at least annually by a majority of the Trust's Board of Trustees and a majority of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

         8. All material amendments to this Plan must be approved by a vote of the Board of Trustees of the Trust and of the Disinterested Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

         9. This Plan may not be amended in order to increase materially the costs which a Fund may bear for distribution pursuant to the Plan without being approved by a majority vote of the outstanding voting securities of that Fund, as defined in Section 2(a)(42) of the Act.

         10. This Plan may be terminated with respect to a particular Fund at any time by: (a) a majority vote of the Disinterested Trustees; or (b) a vote of a majority of the outstanding voting securities of the particular Fund as defined in Section 2(a)(42) of the Act; or (c) by the Distributor on 60 days notice to the particular Fund.

         11. While this Plan shall be in effect, the selection and nomination of Disinterested Trustees of the Trust shall be committed to the discretion of the Disinterested Trustees then in office.

         12. All agreements with any person relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 10 herein.

         13. "Lindner Investments" and the phrase "Trustees of Lindner Investments" refer, respectively, to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated July 19, 1993, as amended, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such

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capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series and/or class of Shares of the Trust must look solely to the assets of the Trust belonging to such series and/or class for the enforcement of any claims against the Trust.

         14. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.


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                                    EXHIBIT A
                                       TO
                               LINDNER INVESTMENTS
                                DISTRIBUTION PLAN

         1. Investor Shares of the following Series of Lindner Investments (the "Trust") (as defined under the Plan) shall participate in the Plan effective as of the dates set forth below:

                                                                         Compensation
                                                              (as a percentage of average daily net
Name                                            Date            asset value of shares of the Class)
----                                            ----          -------------------------------------
Lindner Large-Cap Growth Fund                                                0.25%
Lindner Small-Cap Growth Fund                                                0.25%
Lindner Growth and Income Fund                                               0.25%
Lindner Communications Fund                                                  0.25%
Lindner Market Neutral Fund                                                  0.25%


         2. The Funds shall pay to the Distributor a fee with respect to Shares, computed at the annual rate specified above. Such fee shall be accrued daily and paid quarterly.

         3. Pursuant to Section 6 of the Plan, the undersigned has executed this Annex A as of _______, 2001.



                                             -----------------------------------
                                             Robert L. Miller, Vice President


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